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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                         ------------------------------


We consent to the incorporation by reference in the registration statement of United Retail Group, Inc. and subsidiaries (the "Company") on Form S-8 (to be filed on or about September 30, 1998) of our reported dated February 13, 1998 on our audits of the consolidated financial statements of the Company as of January 31, 1998 and February 1, 1997 and for each of the three years ended January 31, 1998 which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



                                                   PricewaterhouseCoopers LLP



New York, New York
September 29, 1998